CAE INC.
(the “Corporation”)

GENERAL BY-LAW

A by-law relating generally to the transaction of the business and affairs of the Corporation.

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

Section 1.1        Definitions......................................................................................................... 1

ARTICLE 2
BUSINESS OF THE CORPORATION

Section 2.1        Registered Office............................................................................................... 2

Section 2.2        Corporate Seal................................................................................................... 2

Section 2.3        Financial Year................................................................................................... 2

Section 2.4        Execution of Instruments.................................................................................. 2

Section 2.5        Banking Arrangements...................................................................................... 2

Section 2.6        Voting Rights In Other Bodies Corporate......................................................... 2

ARTICLE 3
BORROWING AND SECURITIES

Section 3.1        Borrowing Power.............................................................................................. 3

ARTICLE 4
DIRECTORS

ARTICLE 5
COMMITTEES

ARTICLE 6
OFFICERS

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 7.1        Limitation of Liability....................................................................................... 8

Section 7.2        Indemnity.......................................................................................................... 8

ARTICLE 8
SHARES

ARTICLE 9
DIVIDENDS AND RIGHTS

ARTICLE 10
MEETINGS OF SHAREHOLDERS

ARTICLE 11
DIVISIONS AND DEPARTMENTS

Section 11.1     Creation and Consolidation of Divisions........................................................ 16

ARTICLE 12
NOTICES

ARTICLE 13
EFFECTIVE DATE

Section 13.1     Effective Date.................................................................................................. 18

Section 13.2     Repeal.............................................................................................................. 18

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
INTERPRETATION

Section 1.1                 Definitions.

(1)               In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended.

“appoint” includes “elect” and vice versa.

“articles” means the articles of the Corporation as from time to time amended or restated.

“board” means the board of directors of the Corporation.

“by-laws” means this by-law and all other by-laws of the Corporation hereafter from time to time in force and effect.

“cheque” includes a draft.

“Corporation” means the corporation named CAE Inc.

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders.

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) as from time to time amended.

“recorded address” means in the case of a shareholder, the person's address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director (subject to the provisions of Section 12.1), officer, auditor or member of a committee of the board, their latest address as recorded in the records of the Corporation.

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by or pursuant to Section 2.4 or by a resolution passed pursuant thereto.

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

(2)               Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, unincorporated organization and personal representative.

ARTICLE 2
BUSINESS OF THE CORPORATION

Section 2.1                 Registered Office.

The registered office of the Corporation shall be in the province within Canada from time to time specified in the articles at the place therein as the board may from time to time determine.

Section 2.2                 Corporate Seal.

Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

Section 2.3                 Financial Year.

Until changed by the board, the financial year of the Corporation shall end on the last day of March in each year.

Section 2.4                 Execution of Instruments.

Deeds, transfers, assignments, contracts, obligations, certificates, and other instruments may be signed, either manually or by electronic means in accordance with the Act, on behalf of the Corporation by any two officers of the Corporation. The board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

Section 2.5                 Banking Arrangements.

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations or persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

Section 2.6                 Voting Rights In Other Bodies Corporate.

The person or persons authorized under Section 2.4 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the said person or persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE 3
BORROWING AND SECURITIES

Section 3.1                 Borrowing Power.

(1)               Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)               Borrow money upon the credit of the Corporation;

(b)               Issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)               Give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)               Charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

(2)               Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

ARTICLE 4
DIRECTORS

Section 4.1                 Number of Directors and Quorum.

Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided for in the articles.  Subject to the provisions of the Act, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors, and at any meeting of a committee of the board shall consist of a majority of the directors forming the committee. A majority of the directors shall be resident Canadians. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are Canadians, except where:

(a)        a Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)        a majority of Canadians would have been present had that director been present at the meeting.

Section 4.2                 Election and Term.

The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

Section 4.3                 Removal of Directors.

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting of shareholders called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

Section 4.4                 Meeting By Telephonic, Electronic or Other Communication Facility.

If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by such telephonic, electronic or other communication facility as permits all persons participating in the meeting to communicate with each other, and a director participating in such a meeting by such means is deemed to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

Section 4.5                 Calling of Meetings.

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairperson of the board, the president & CEO or any two directors may determine.

Section 4.6                 Notice of Meeting.

Notice of the time and place of each meeting of the board shall be given in the manner provided in Article 12 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified.

Section 4.7                 First Meeting of New Board.

Provided a quorum of directors is present, each newly elected board may hold its first meeting, without notice, immediately following the meeting of shareholders at which such board is elected.

Section 4.8                 Adjourned Meeting.

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

Section 4.9                 Regular Meetings.

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith, after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

Section 4.10             Chairperson.

The board, shall, from time to time, elect from among its members a chairperson of the board who shall, if present, preside as chairperson at all meetings of the board and of shareholders.  The chairperson of the board shall not be an officer of the Corporation unless specifically so designated by the board.  The chairperson of the board shall be a member of the Executive Committee of the board (if one has been created).

Section 4.11             Presiding Officers.

The chairperson of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairperson of the board or the president & CEO. If no such officer is present, the directors present shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a director, to act as secretary of the meeting.

Section 4.12             Votes to Govern.

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairperson of the meeting shall not be entitled to a second or casting vote.

Section 4.13             Remuneration and Expenses.

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 5
COMMITTEES

Section 5.1                 Committees of the Board.

The board may appoint one or more committees of the board and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of an executive committee (if appointed) shall be resident Canadians.

Section 5.2                 Transaction of Business.

Subject to the provisions of Section 5.1 above, powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any such committee may be held at any place in or outside of Canada. In the case of a tie vote, the chairperson of a committee shall not have a second or casting vote.

Section 5.3                 Advisory Bodies.

The board may from time to time appoint such advisory bodies as it may deem advisable.

Section 5.4                 Procedure.

Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure.

ARTICLE 6
OFFICERS

Section 6.1                 Appointment.

The board may from time to time appoint a president & CEO, divisional president(s), one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  An officer may be a director and one person may hold more than one office.

Section 6.2                 President & CEO.

If appointed, the president shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and the president & CEO shall have such other powers and duties as the board may specify. The Corporation may also have divisional presidents, who shall have such powers and duties as the board or the president & CEO may specify.

Section 6.3                 Vice-President

A vice-president shall have such powers and duties as the board or the president & CEO may specify.

Section 6.4                 Secretary.

The secretary shall enter or cause to be entered minutes of all proceedings of all meetings of the board, shareholders and committees of the board in records kept for that purpose; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; the secretary shall be the custodian of the stamp used for affixing the seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the board or the president & CEO may specify.

Section 6.5                 Treasurer.

The treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the treasurer shall render or cause to be rendered to the board whenever required an account of all transactions and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the board, or the president & CEO may specify.

Section 6.6                 Powers and Duties of Other Officers.

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the president & CEO may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president & CEO otherwise directs.

Section 6.7                 Variation of Powers and Duties.

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

Section 6.8                 Term of Office.

The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until the officer's successor is appointed, or until the officer's earlier resignation.

Section 6.9                 Agents and Attorneys.

Subject to the provisions of the Act, the Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit.

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 7.1                 Limitation of Liability.

Every director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on their part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

Section 7.2                 Indemnity.

(1)               Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer or an individual acting in a similar capacity of another entity, and their heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is made a party by reason of being or having been a director or officer of the Corporation or at the Corporation's request as director or officer, or an individual acting in similar capacity, of such other entity, if:

(a)               they acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which they acted as director or officer, or in a similar capacity, at the Corporation's request; and

(b)               in the case of a criminal, administrative, investigative or other proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this subsection (1).  The individual shall repay the moneys to the Corporation if the individual does not fulfill the relevant conditions specified in the Act.

(2)               The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

ARTICLE 8
SHARES

Section 8.1                 Allotment.

Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

Section 8.2                 Transfer Agents and Registrars.

The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to their functions; one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

Section 8.3                 Non-Recognition of Trusts.

Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the absolute owner having full capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge, notice or description in the Corporation's records or on the share certificate.

Section 8.4                 Share Certificates.

Every holder of one or more shares of the Corporation shall be entitled, at their option, to a share certificate, or to a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and class or series of shares held by them as shown on the securities register.  Such certificates and certificates of acknowledgment of a shareholder's right to a share certificate respectively, shall be in such form as the board may from time to time approve.  Any share certificate shall be signed in accordance with the Act and need not be under the corporate seal.

Section 8.5                 Replacement of Share Certificates.

The board or any officer or agent designated by the board may in their discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee, not to exceed the amount, if any, prescribed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

Section 8.6                 Joint Holders.

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

Section 8.7                 Deceased Shareholders.

In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 9
DIVIDENDS AND RIGHTS

Section 9.1                 Dividends.

Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

Section 9.2                 Dividend Payments.

A dividend payable in money shall be paid by cheque, or such other manner prescribed by the board, drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and sent to such registered holder at their recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque or other manner of payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and sent to them at their recorded address. The sending of such payment as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Section 9.3                 Non-Receipt of Payment.

In the event of non-receipt of any dividend payment by the person to whom it is sent as aforesaid, the Corporation shall issue re-payment of the dividend to such person for a like amount on such terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

Section 9.4                 Record Date for Dividends and Rights.

The board may fix in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided for by the Act.  If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

Section 9.5                 Unclaimed Dividends.

Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

Section 10.1             Annual Meetings.

The annual meeting of shareholders shall be held at such time in each year and at such place as the board, the chairperson of the board or the president & CEO may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

Section 10.2             Special Meetings.

The board, the chairperson of the board or the president & CEO shall have power to call a special meeting of shareholders at any time.

Section 10.3      Notice of Meetings.

A notice of meeting of shareholders or, to the extent required under the Act any adjournment of postponement thereof, shall be given as specified by the Act and other applicable law, and may be given in the manner provided in Article 12.

Section 10.4    Chairperson, Secretary and Scrutineers.

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the chairperson of the board, the president & CEO or another officer of the Corporation who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson with the consent of the meeting.

Section 10.5    Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

Section 10.6    Quorum.

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present and holding or representing by proxy not less than twenty-five percent (25%) of the total number of issued shares of the Corporation having voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

Section 10.7    Right to Vote.

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared a list of shareholders entitled to notice every person who is named in such list shall be entitled to vote the shares shown thereon opposite their name at the meeting to which such list relates.  At any meeting of shareholders for which the Corporation has not prepared a list of shareholders entitled to notice every person shall be entitled to vote at the meeting who at the time of the commencement of the meeting is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

Section 10.8    Proxyholders and Representatives.

(1)               Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as their representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing and shall conform with the requirements of the Act.

(2)               Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairperson of the meeting. Any such representative need not be a shareholder.

Section 10.9    Time for Deposit of Proxies.

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited.  A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting. To the extent permitted by the Act, the lodging and tabulation of proxies may be performed by telephone or other electronic forms of communication.

Section 10.10  Votes to Govern.

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairperson of the meeting shall not be entitled to a second or casting vote.

Section 10.11  Show of Hands.

Subject to the provisions of the Act, any question at a meeting of shareholders may be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

Section 10.12  Ballots.

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson or any person who is present and entitled to vote, whether as shareholder or proxyholder, on such question at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which they are entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

Section 10.13  Meetings by Telephonic, Electronic or Other Communication Facility.

Meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other.  Any person entitled to attend a meeting of shareholders may participate in such meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other if the Corporation makes available such a communication facility and any person participating in a meeting by such means is deemed to be present at the meeting.  Any vote at such a meeting may be held entirely by means of a telephonic, electronic or other communication facility.

Section 10.14  Nominations of Directors.

1.                  Subject only to the Canada Business Corporations Act (the “Act”) and the articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation (the “Board”) may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.  Such nominations may be made in the following manner:

a.                   by or at the direction of the Board, including pursuant to a notice of meeting;

b.                  by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Corporation made in accordance with the provisions of the Act; or

c.                   by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided below in this section 10.14 and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this section 10.14.

2.                  In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation.

3.                  To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

a.                   in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement (the “Notice Date”) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

b.                  in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

c.                   In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

4.                  To be in proper written form, a Nominating Shareholders’ notice to the Corporate Secretary of the Corporation must set forth:

a.                   as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

b.                  as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed director nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed director nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder of the Corporation’s understanding of the independence, or lack thereof, of such proposed director nominee.

5.                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this section 10.14; provided, however, that nothing in this section 10.14 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of the Corporation of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

6.                  For purposes of this section 10.14:

a.                   “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

b.                  “Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada.

7.                  Notwithstanding any other provision of this section 10.14, notice given to the Corporate Secretary of the Corporation may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Corporate Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the aforesaid address) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary of the Corporation at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

8.                  Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this section 10.14.

ARTICLE 11
DIVISIONS AND DEPARTMENTS

Section 11.1             Creation and Consolidation of Divisions.

The board or the president & CEO may cause the business and operations of the Corporation or any part thereof to be divided, segregated or consolidated into one or more divisions upon such basis as may be considered appropriate. From time to time the board or the president & CEO may authorize the appointment of officers for any such division, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's right under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.

ARTICLE 12
NOTICES

Section 12.1             Method of Giving Notices.

Any notice or document to be given pursuant to the Act, the regulations thereunder, the articles or the by-laws to a shareholder or director of the Corporation may be sent (a) by prepaid mail addressed to, or may be delivered personally to, the shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent and the director at the director's latest address as shown on the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act, and a notice or document sent in accordance with the foregoing to a shareholder or director of the Corporation shall be deemed to be received by them at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all or (b) by electronic means as permitted by, and in accordance with, the Act and the regulations thereunder.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.  The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

Section 12.2             Notice to Joint Holders.

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

Section 12.3             Computation of Time.

In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

Section 12.4             Undelivered Notices.

If any notice given to a shareholder pursuant to Section 12.1 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

Section 12.5             Omissions and Errors.

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Section 12.6             Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom they derive their title to such share, prior to their name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which they became so entitled) and prior to their furnishing to the Corporation the proof of authority or evidence of their entitlement prescribed by the Act.

Section 12.7             Waiver of Notice.

Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to them under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE 13
EFFECTIVE DATE

Section 13.1             Effective Date.

This by-law shall come into force on the date of the resolution of the board enacting this by-law.

Section 13.2             Repeal.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the board the 6th day of February, 2015.

/s/ Hartland Paterson
Secretary

            CONFIRMED by the shareholders in accordance with the Act the 12th day of August, 2015.

/s/ Hartland Paterson
Secretary